Exhibit 99.1

Imperial Holdings, Inc. Announces Third Quarter 2014 Results

Company Reports Book Value of $9.63 per Share

Boca Raton, FL, November 10, 2014 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today its financial results for the three and nine month periods ended September 30, 2014.

Three Months Ended September 30, 2014

Total income from continuing operations was a loss of $3.6 million for the three months ended September 30, 2014 compared to total income of $14.8 million for the same period in 2013. The loss for the three months ended September 30, 2014 was primarily driven by a decrease of $6.0 million in the fair value of certain policies within the Company’s portfolio of life settlements. The reduction in fair value was primarily driven by the lengthening of certain life expectancies estimates updated during the three month period and partially offset by a decrease in the weighted average discount rate. The decrease was offset by a gain of $2.4 million in the fair value of two policies acquired during the quarter. Total expenses were $2.9 million for the three months ended September 30, 2014 compared to $8.7 million for the same period in 2013. The decrease was primarily driven by a decrease in fair value of the Company’s revolving credit facility of $8.4 million resulting from the lengthening of certain life insurance policies within the revolving credit facility.

The Company reported a net loss from continuing operations of $4.3 million, or ($.20) per fully diluted share, for the three months ended September 30, 2014, compared to net income of $6.1 million, or $.29 per fully diluted share, for the same period in 2013.

Nine Months Ended September 30, 2014

Total income from continuing operations was a $19.0 million for the nine months ended September 30, 2014 compared to $82.6 million for the same period in 2013. The reduction in income for the nine months ended September 30, 2014 was primarily driven by the one-time gain associated with the acquisition of 422 polices during the second quarter of 2013. Total expenses were $35.3 million for the nine months ended September 30, 2014 compared to $34.6 million for the same period in 2013.

The Company reported a net loss from continuing operations of $13.9 million, or ($.65) per fully diluted share, for the nine months ended September 30, 2014, compared to net income of $47.9 million, or $2.26 per fully diluted share, for the same period in 2013.

As of September 30, 2014, the Company had cash and cash equivalents of approximately $58.4 million and had 21,402,990 shares outstanding with a per share book value of $9.63.

Life Settlements Portfolio Highlights

At September 30, 2014, the estimated fair value of the Company’s 595 life insurance policies was $350.4 million compared to $303.0 million for 612 life insurance policies at December 31, 2013. The weighted average discount rate was 18.56% at September 30, 2014 compared to 19.14% at December 31, 2013. The aggregate face value of the Company’s portfolio of life insurance policies was approximately $2.9 billion at September 30, 2014. During the quarter, the Company acquired two policies for $3.5 million that added $14.4 million in face value to its portfolio.

Antony Mitchell, Chief Executive Officer of Imperial, commented: “During the third quarter, the Company began deploying the proceeds of its convertible note offering which was completed earlier this year and we have created a significant and attractive pipeline of business. We continue to focus on growth and diversification of our portfolio and plan to steadily increase our investments well into 2015. We believe there are ample opportunities in the space and we expect our future deployment to provide a meaningful return on our investment.”

Conference Call

The Company will host a conference call today at 5:00 P.M. ET. To join the call please dial US Toll Free (877) 312-5529 or from Outside of the US (253) 237-1147 and provide Conference ID 14450816 when prompted.

The conference call will also be broadcast live through a link on the Investor Relations section of the Company’s website at www.imperial.com. Please visit the website at least 10 minutes prior to the call to register, download and install any necessary audio software.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that provides customized liquidity solutions to owners of illiquid financial assets. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Contact:

David Sasso

Imperial Holdings, Inc.

Director-Investor Relations

561.955.4300

IR@imperial.com

www.imperial.com

-SELECTED FINANCIAL TABLES FOLLOW-

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$53,745	$14,722
Cash and cash equivalents (VIE)	4,647	7,977
Restricted cash	—	13,506
Prepaid expenses and other assets	1,717	1,331
Deposits - other	1,353	1,597
Deposits on purchase of life settlements	50	—
Structured settlement receivables, at estimated fair value	383	660
Structured settlement receivables at cost, net	599	797
Investment in life settlements, at estimated fair value	54,914	48,442
Investment in life settlements, at estimated fair value (VIE)	295,469	254,519
Receivable for maturity of life settlements (VIE)	—	2,100
Fixed assets, net	202	74
Investment in affiliates	2,385	2,378
Deferred debt costs, net	2,295	—

Total assets	$417,759	$348,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$5,209	$2,977
Accounts payable and accrued expenses (VIE)	337	341
Other liabilities	1,039	21,221
Interest payable - senior unsecured convertible notes	768	—
Revolving Credit Facility debt, at estimated fair value (VIE)	142,661	123,847
Senior unsecured convertible notes, net of discount	55,250	—
Income taxes payable	—	6,295
Deferred tax liability	6,383	—

Total liabilities	211,647	154,681
Commitments and Contingencies
Stockholders’ Equity
Common stock (par value $0.01 per share, 80,000,000 authorized; 21,402,990 and 21,237,166 issued and outstanding as of September 30, 2014 and December 31, 2013, respectively)	214	212
Additional paid-in-capital	266,511	239,506
Accumulated deficit	(60,613)	(46,296)

Total stockholders’ equity	206,112	193,422

Total liabilities and stockholders’ equity	$417,759	$348,103

*	Derived from audited consolidated financial statements.

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except share and per share data)
Income
Interest income	$9	$—	$22	$28
Interest and dividends on investment securities available for sale	—	—	—	14
Loss on life settlements, net	—	(461)	(426)	(1,708)
Change in fair value of life settlements (Notes 8 & 11)	(3,643)	15,262	19,313	81,948
Servicing fee income	—	—	—	310
Other income	17	8	72	2,015

Total (loss) income	(3,617)	14,809	18,981	82,607

Expenses
Interest expense	4,303	1,158	11,165	12,020
Loss on extinguishment of Bridge Facility	—	—	—	3,991
Change in fair value of Revolving Credit Facility debt (Notes 9 & 11)	(8,375)	66	(4,556)	(5,295)
Change in fair value of conversion derivative liability (Notes 10 & 11)	—	—	6,759	—
Gain on loan payoffs and settlements, net	—	—	—	(65)
Amortization of deferred costs	—	—	—	7
Personnel costs	1,910	1,924	6,627	6,216
Legal fees	2,943	3,271	9,121	11,254
Professional fees	1,143	1,503	3,562	3,564
Insurance	414	478	1,253	1,475
Other selling, general and administrative expenses	544	303	1,365	1,476

Total expenses	2,882	8,703	35,296	34,643

(Loss) income from continuing operations before income taxes	(6,499)	6,106	(16,315)	47,964
Benefit (provision) for income taxes	2,235	—	2,452	(40)

Net (loss) income from continuing operations	$(4,264)	$6,106	$(13,863)	$47,924

Discontinued Operations:
(Loss) income from discontinued operations, net of income taxes	$(249)	$55	$(454)	$1,627

Net (loss) income	$(4,513)	$6,161	$(14,317)	$49,551

Earnings per share:
Basic and diluted earnings per common share
Continuing operations	$(0.20)	$0.29	$(0.65)	$2.26
Discontinued operations	$(0.01)	—	$(0.02)	$0.08

Net (loss) income	$(0.21)	$0.29	$(0.67)	$2.34

Weighted average shares outstanding:
Basic weighted average common shares outstanding	21,361,930	21,219,880	21,352,086	21,215,344

Diluted weighted average common shares outstanding	21,361,930	21,223,027	21,352,086	21,215,392

Life Finance Business Center

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Period Acquisitions — Policies Owned
Number of policies acquired	2	2	2	432
Average age of insured at acquisition	84.5	72.7	84.5	77.7
Average life expectancy - Calculated LE (Years)	5.6	15.9	5.6	12.7
Average death benefit	$7,176	$6,000	$7,176	$4,749
Aggregate purchase price	$3,488	$245	$3,488	$58,645

End of Period — Policies Owned
Number of policies owned	595	622	595	622
Average Life Expectancy - Calculated LE (Years)	11.0	11.9	11.0	11.9
Aggregate Death Benefit	$2,888,289	$2,999,040	$2,888,289	$2,999,040
Aggregate fair value	$350,383	$292,383	$350,383	$292,383
Monthly premium — average per policy	$7.6	$7.5	$7.6	$7.5